                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Schult Homes Corporation
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                          SCHULT HOMES CORPORATION
                               221 U.S. 20 West
                                 P.O. Box 151
                         Middlebury, Indiana  46540

                              ____________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 23, 1997
                              ____________________


     The Annual Meeting of Shareholders of Schult Homes Corporation (Schult) will be held at Das Dutchman Essenhaus, 240 U.S. 20 West, Middlebury, Indiana, on October 23, 1997, at 1:30 P.M., E.S.T.

     The Annual Meeting will be held (i) to elect a Board of Directors for the ensuing year; (ii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. At the Annual Meeting, the Board of Directors of Schult intends to present Walter E. Wells, Ervin L. Bontrager, Francis M. Kennard, John P. Guequierre, Todd Goodwin, Robert J. Deputy, and Donald R. Pletcher, as nominees for election to the Board of Directors.

     Only shareholders of record on the books of Schult at the close of business on September 23, 1997, the record date with respect to this solicitation, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. If you are unable to do so, please execute the enclosed proxy and return it in the enclosed addressed envelope, since a majority of the outstanding shares must be represented at the meeting in order to transact business. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person, if you wish.

                                        By Order of the Board of Directors,

                                        SCHULT HOMES CORPORATION



                                        Kennard R. Weaver
                                        Secretary

Middlebury, Indiana
September 26, 1997

                          SCHULT HOMES CORPORATION
                                221 U.S. 20 West
                                  P.O. Box 151
                           Middlebury, Indiana  46540


                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 23, 1997

                              ____________________

                                PROXY STATEMENT
                              ____________________


                            SOLICITATION OF PROXIES


     The accompanying proxy is solicited by the Board of Directors of Schult Homes Corporation (Schult) for use at Schult's Annual Meeting of Shareholders to be held at Das Dutchman Essenhaus, 240 U.S. 20 West, Middlebury, Indiana, on October 23, 1997 at 1:30 P.M., E.S.T., and at any and all adjournments thereof. All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of Schult, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

     The Proxy Statement is being mailed to Schult's shareholders on or about September 30, 1997. The solicitation will be made by mail at Schult's expense, and expenses will include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners of Schult Common Shares. Further solicitation of proxies may be made by telephone or oral communication with some shareholders. All such further solicitation will be made by Schult's regular employees who will not receive additional compensation for that solicitation. The mailing address of Schult's principal executive offices is 221 U.S. 20 West, P.O. Box 151, Middlebury, Indiana 46540.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Holders of record of the 4,507,435 Schult Common Shares outstanding at the close of business on September 23, 1997, the record date with respect to this solicitation, will be entitled to notice of and to one vote per share at the Annual Meeting and any adjournment or adjournments thereof. No shareholder will be entitled to cumulate votes.

                           PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Shares by each person known by Schult to beneficially own more than 5% of the outstanding Common Shares, and all officers and directors as a Group, as of September 12, 1997.


                                                                                PERCENTAGE OF        OPTIONS TO ACQUIRE
                                              NUMBER OF COMMON SHARES            COMMON SHARES          ADDITIONAL
NAME OF BENEFICIAL OWNER                         BENEFICIALLY OWNED            BENEFICIALLY OWNED      COMMON SHARES
------------------------------------------       ------------------            ------------------      -------------
Walter E. Wells (1) .  .  .  .  .  .  .                253,554                          5.6%              18,000

Francis M. Kennard (1)(2) .  .  .  .  .                163,920                          3.6%               8,400

John P. Guequierre (1)(3) .  .  .  .  .                 49,746                          1.1%              18,000

Ervin L. Bontrager (1)(4) .  .  .  .  .                105,858                          2.4%              13,950

Frederick A. Greenawalt (5)  .  .  .  .                  6,582                          0.2%               6,000

William S. Reasor (6)  .  .  .  .  .  .                  2,400                          0.1%               9,000

Todd Goodwin (7)(9) .  .  .  .  .  .  .                 64,538                          1.4%               -----
     Gibbons, Goodwin van
     Amerongen
     600 Madison Avenue
     New York, NY 10022

Robert J. Deputy (8)(9)   .  .  .  .  .                 83,070                          1.8%               -----
     Godfrey Conveyor Co., Inc.
     22787 County Road 14
     Elkhart, IN  46516

Donald R. Pletcher (9) .  .  .  .  .  .                 97,688                          2.2%               -----
     Lindon Investments
     P. O. Box 1163
     Elkhart, IN  46515

All directors and executive officers as
a group (9 persons) .  .  .  .  .  .  .                827,356                         18.4%              73,350

---------------

(1) Located at 221 U.S. 20 West, Middlebury, Indiana  46540.
(2) Includes 65,991 Common Shares owned of record by Marie M. Kennard, Mr. Kennard's wife.
(3) All Common Shares are owned of record jointly with Mary R. Guequierre, Mr. Guequierre's wife.
(4) Includes 104,358 Common Shares owned of record jointly with Karen S. Bontrager, Mr. Bontrager's wife.
(5) Located at 1800 South Main, Elkhart, Indiana  46516.
(6) Located at 437 North Main, Middlebury, Indiana  46540.
(7) Includes 2,400 shares owned of record by Jacqueline A. Goodwin, Mr. Goodwin's wife.
(8) Includes 2,400 shares owned of record by M.P. Deputy, Mr. Deputy's wife.
(9) Includes 1,550 shares owned beneficially in the Directors Deferred Compensation Plan.

                            ELECTION OF DIRECTORS

     Directors are elected at each annual meeting of shareholders and hold office until their respective successors are duly elected and qualified. The full Board consists of seven directors. Certain information with respect to the seven nominees for election as directors is presented in the following table. The number of Schult Common Shares beneficially owned by each as of September 12, 1997, is presented in the table on the previous page.

WALTER E. WELLS, 58

     He has served as President and Chief Executive Officer since 1972 and as a director since 1984. After joining the Company in 1966, he held various positions in manufacturing and operations and was elected Executive Vice President in 1970. He has been a director of NBD Bank, formerly Midwest Commerce Banking Company, since 1982.

FRANCIS M. KENNARD, 68

     He has served as Senior Vice President, Product Group since 1995 and as a director of the Company since 1984. He has been with Schult since 1960, and has served the Company in a variety of manufacturing and sales management capacities. He served as Vice President of Sales from 1968 to 1978 and Senior Vice President of Marketing from 1978 to 1995.

JOHN P. GUEQUIERRE, 51

     Mr. Guequierre joined Schult in 1983 as Senior Vice President, Administration. He held a similar position with a housing subsidiary of Inland Steel Company from 1980 to 1983, and he had been with Inland in a variety of positions since 1968. He has been a director of the Company since 1984. He served as Senior Vice President of Operations from 1992 to 1995. He is currently President, Manufactured Housing.

ERVIN L. BONTRAGER, 52

     Mr. Bontrager has served as Executive Vice President, Manufactured Housing with Schult since 1995. He has been with Schult since 1966 and has served in a variety of operating and marketing capacities. Mr. Bontrager has served as Division General Manager in 1972, Director of Dealer Relations in 1973, Director of National Sales in 1978, Vice President of National Sales in 1982, and Senior Vice President of National Sales in 1989.

TODD GOODWIN, 66

     He has been a director of the Company since 1984. He has been a general partner of Gibbons, Goodwin, van Amerongen, since 1984. Mr. Goodwin is a director of The Rival Company, Johns Manville, Wells Aluminum and U. S. Energy Systems.

ROBERT J. DEPUTY, 58

     He has been a director of Schult since May, 1989. He is President, Chief Executive Officer and Director of Godfrey Conveyor Co., Inc., an Elkhart, Indiana manufacturer of recreational boats. He has been associated with Godfrey, a Deputy family-owned enterprise, since 1962.

DONALD R. PLETCHER, 54

     He has been a director of Schult since May, 1989. He has been Chairman of the Board and majority owner since March, 1988 of Damon Corporation, an Elkhart, Indiana manufacturer of recreational vehicles. From 1981 to 1987, he was President and a shareholder and director of Mallard Coach Co., a Nappanee, Indiana manufacturer of recreational vehicles. From 1971 to 1980, he was President of Fleetwing Travelers, Inc., another recreational vehicle manufacturer.

     All of the nominees are now serving as directors and were elected to their present terms of office at the 1996 Annual Meeting of Shareholders. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by Schult's Board of Directors.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee comprised of Robert J. Deputy and Donald R. Pletcher. Messrs. Deputy and Pletcher and Todd Goodwin comprise the Compensation Committee. The Compensation Committee is responsible for administering all of the compensation programs for the executive officers of Schult. The function of the Audit Committee is to monitor the internal controls and financial reporting of Schult and its subsidiaries; to review these matters with the President and Chief Financial Officer and Schult's independent accountants; to review the scope and parameters of the independent accountants' audit of Schult's consolidated financial statements; to establish policies and make recommendations to the Board of Directors with respect to approval of transactions between Schult and its directors and officers; and to make recommendations to the Board of Directors concerning the annual appointment of Schult's independent accountants.

     The Board of Directors, the Compensation Committee and the Audit Committee of Schult met six times, one time and three times, respectively, during the past fiscal year.

No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors or of any committee of the Board of Directors of which he was a member.


COMPENSATION OF DIRECTORS

     Each Director of Schult who is not an employee receives compensation for serving as a director. No other directors received direct compensation for their services as a director. Each of those directors has elected to receive director's compensation in Units representing 1,200 Common Shares (after the 6-for-5 split), rather than in cash.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1997, the Compensation Committee received recommendations from the President, Walter E. Wells, with respect to compensation. Decisions of the Committee were made independently, however, and Mr. Wells was not present when the decisions were made.


                      REPORT OF THE COMPENSATION COMMITTEE

POLICIES AND OBJECTIVES

     The Compensation Committee of the Board of Directors is responsible for administering the compensation and benefit programs for Schult's executive officers. The Committee annually reviews and evaluates cash compensation and stock option grant recommendations made by the President for the executive officers (other than for himself) along with the rationale for such recommendations. The Committee examines these recommendations in relation to Schult's overall objectives and makes compensation recommendations to the Board of Directors for final approval. The Committee also sends to the Board of Directors for approval its recommendations on compensation for the President, who does not participate in the Committee's decisions as to his compensation package.

     Schult's current executive compensation policies and practices reflect the compensation philosophies of Schult's founder, Walter O. Wells, and the pattern established by Schult. Schult is committed to maximizing shareholder value through performance and the Committee believes that superior performance by Schult's executive and management team is an essential element to reaching that goal. The program is designed to help achieve this objective by (1) attracting, retaining and rewarding highly qualified and productive persons;
(2) relating compensation to both Schult and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) encouraging an ownership interest and instilling a sense of pride in Schult which are consistent with the interests of Schult's shareholders.

     The Committee firmly believes that all employees are important in the Company's success. The Committee believes that equity compensation in the form of share options is an excellent incentive for employees, including executive officers.

     Based on these objectives, the compensation package of the executive officers consists of four primary elements: (1) base salary; (2) incentive bonuses; (3) options to purchase Common Shares; and (4) participation in employee benefit plans.

     BASE SALARY. A base salary is set for each executive officer at the beginning of each calendar year by the Board of Directors after receiving a recommendation from the Committee. The Committee recommends to the Board of Directors what it believes to be an appropriate base salary for each executive officer based on Schult's performance, the executive officer's performance, Schult's future objectives and challenges and the current competitive environment. Base salaries are intended to be relatively moderate, but competitive.

     INCENTIVE BONUSES. Schult's policy is to base a significant portion of each executive officer's annual compensation on the financial performance of the Company. Approximately 60% of each executive officer's potential annual cash compensation is based upon the incentive bonus which is accrued and paid at the conclusion of each fiscal year. The bonus is determined on the basis of a formula which compares actual performance against targets which are established by the Committee and approved by the Board of Directors at the beginning of each fiscal year of Schult. The target bonus for each officer is determined by the Committee based upon the goals, objectives, responsibilities, and length of service of each officer. The Committee or the President may exercise some discretion in making bonus awards.

     SHARE OPTIONS. The primary purpose of options to purchase Common Shares is to provide executive officers and other employees with a personal and financial interest in the success of the company through ownership. The Committee believes that options help to create a beneficial environment within Schult and instill the spirit of a small company.

     The Committee believes that the value of such options will reflect the financial performance of Schult over the long term. Because Schult's option program provides for a one-year waiting period before options may be exercised and an exercise price at fair market value as of the date of grant, executive officers and other employees benefit from options only when Schult's stock price increases over time. Individual executive officer option awards are based on level of responsibility, individual contribution, length of service and total number of Common Shares owned in relation to other executive officers in Schult.


COMPENSATION OF THE PRESIDENT

     The compensation for Schult's President, Walter E. Wells, is established by the Committee, without participation by Mr. Wells, and approved by the Board of Directors. Over the years, Mr. Wells has received modest increases in his cash compensation. These modest increases reflect his cost-conscious management style and belief that the financial success of management should be closely related to shareholder interests through appreciation in Schult shares.

     The Committee believes that the executive compensation programs and practices described above are conservative and fair to shareholders. The Committee further believes that these programs and practices serve the best interests of Schult and its shareholders.

                                        Respectfully submitted,


                                        Todd Goodwin, Chairman
                                        Robert J. Deputy
                                        Donald R. Pletcher

                           EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation of all executive officers of Schult individually and as a group, for services rendered in all capacities during fiscal 1997.


                                      Annual Compensation             Long Term Compensation
                                      -------------------             ----------------------
                                                                                Restricted
                                                                 Other Annual    Share  Share       All Other
Name and Principal Position      Year     Salary      Bonus (1)  Compensation(2) Award  Options (3) Compensation (4)
---------------------------      ----     ------      --------   --------------  -----  ----------  ---------------


Walter E. Wells                  1997     $134,043     $256,192     $3,640                 6,000     $6,000
          President and          1996     $119,203     $138,641     $4,119         --     12,000     $6,000
          Chief                  1995     $119,203     $185,290     $1,980         --         --     $6,000
          Executive Officer

Francis M. Kennard               1997      $87,543     $161,627     $7,103                 2,400     $6,000
          Senior Vice            1996      $85,620      $94,909     $5,679         --      6,000     $6,000
          President,             1995      $85,620     $126,844     $1,980         --         --     $6,000
          Product Group

John P. Guequierre               1997      $93,011     $191,568     $2,316                 6,000     $6,000
          President,             1996      $83,396     $106,645     $1,880         --     12,000     $6,000
          Manufactured Housing   1995      $83,396     $142,529     $1,320         --         --     $6,000

Ervin L. Bontrager               1997      $84,428     $168,697     $1,677                 4,950     $6,000
          Executive Vice         1996      $77,332      $94,701     $1,277         --      9,000     $6,000
          President,             1995      $76,120     $126,566       $919         --         --     $6,000
          Manufactured Housing

William S. Reasor                1997      $69,620     $132,007         --                 3,000     $6,000
          President,             1996      $69,620      $79,099         --         --      6,000     $6,000
          Modular Housing        1995      $69,620     $105,714         --         --         --     $6,000

Five (5) executives as a group:  1997     $468,645     $910,091    $14,736                22,350    $30,000
                                 1996     $435,171     $513,995    $12,955         --     45,000    $30,000
                                 1995     $433,959     $686,943     $6,199         --         --    $30,000

________________________________________________________________________________

(1) Bonus amounts paid are those earned during the prior fiscal years, which are paid following the close of each fiscal year.
(2) Other Annual Compensation includes amounts paid for country club memberships.
(3) These options to purchase Common Shares are the fair market value on October 19, 1995 at the exercise price of $15.25 and October 24, 1996 at the exercise price of $23.75, the dates the options were granted. See EMPLOYEE PLANS - 1995 Share Incentive Plan. Restate for 2/28/96 6-for-5 stock split.
(4) These amounts represent the Company's contributions to the Company's Pension Plan.


                         COMPARATIVE SHARE PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Shares of Schult for the last five fiscal years with the cumulative total return on the Standard & Poor's (S&P) 500 Index and the S & P Manufactured Housing Subindex over the same period (assuming the investment of $100 in Schult's Common Shares, the S & P 500 Index and the below mentioned Peer Group Index on June 30, 1992).

                            SCHULT HOMES CORPORATION
                            Share Price Performance

                        INDEXED TOTAL RETURN - BASE 100




SOURCE:  S&P COMPUSTAT                          BASE YEAR = 100:   6/30/92

COMPANY NAME                               JUN-92     JUN-93     JUN-94     JUN-95     JUN-96     JUN-97
------------                               ------     ------     ------     ------     ------     ------
SCHULT HOMES CORP                          100.00     140.84     138.29     120.34     201.87     205.78
S&P 500 COMP-LTD                           100.00     113.57     115.20     145.14     182.78     245.08
PEER GROUP INDEX                           100.00     152.48     159.35     175.03     293.66     284.09
  Cavalier Homes, Inc.
  Champion Enterprises, Inc.
  Clayton Homes, Inc.
  Fleetwood Enterprises
  Liberty Homes
  Oakwood Homes
  Palm Harbor Homes, Inc.
  Skyline Corp.


                              TOTAL RETURN INDEX

                          [TOTAL RETURN INDEX GRAPH]

                                EMPLOYEE PLANS



     In addition to the various insurance plans of Schult in which the executive officers participate on the same basis as other employees, Schult has the following employee benefit plans.

     SECTION 401(K) RETIREMENT PLAN. Schult has a qualified employee Section 401(k) Retirement Plan (the Plan) covering all full-time employees who have been employed by Schult for more than one year and who have attained the age of 21, excluding the highly compensated employees. Subject to the availability of adequate income, Schult contributes to the Plan 4% of the eligible salaried employees' total compensation. Employees become 100% vested after five years of service. Employees may also make voluntary contributions to the Plan by payroll deductions, in accordance with the IRS and ERISA regulations.

     On July 24, 1991, the Board of Directors authorized the contribution of Common Shares as the employer's gain-sharing contribution to the 401(k) Plan. The Board has reserved 120,000 Common Shares for this purpose. The price per share used to determine the number of shares contributed in fiscal 1997 (17,107 Common Shares) was the closing price on the American Exchange on the day of the 1996 annual meeting. Additional shares may be contributed in 1997 based on the closing price on October 23, 1997, the date of the 1997 annual meeting.

     BONUSES. Schult has adopted a cash bonus plan pursuant to which certain officers and other employees of Schult receive bonuses based upon the fiscal year pretax profits of Schult. Annually, the Board of Directors establishes certain Schult and divisional performance criteria for each participant for the ensuing fiscal year.

     EMPLOYEE STOCK OPTION PLAN. In 1986, the Board of Directors adopted and Schult's shareholders approved an Employee Stock Option Plan. An aggregate of 90,000 Common Shares were reserved for issuance pursuant to the plan, of which 32,836 have been exercised. Options under the plan are "incentive stock options" ("ISOs"), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The last of the plan options were earned on June 27, 1987.

     Under the plan, ISOs were granted to key employees, including employees who are also directors of Schult. The plan was administered by the Board of Directors.

     The exercise of an ISO may not be less than 100% of the fair market value of the Common Shares on the date granted. Payment for Common Shares is made in cash.

     Under certain circumstances involving a change in the number of Common Shares without the receipt by Schult of any consideration therefor, such as share split, share consolidation or payment of a stock dividend, the aggregated number of Common Shares in respect of which ISOs may be granted under the plan, the number of shares subject to each outstanding ISO and the option price per share will be proportionately adjusted. In addition, if Schult is involved in a merger, consolidation, dissolution or liquidation, the ISOs granted under the plan will be adjusted or, under certain conditions, will terminate, subject to the right
                                      -11-
of the option holder to exercise his ISO or a comparable ISO substituted at the discretion of Schult prior to such event. Except to the extent that an ISO may be transferred by will or by the laws of descent and distribution, an ISO may not be transferred and during the lifetime of the option holder may be exercised only by such holder.

     In September, 1986, Schult granted options to 33 employees to purchase 28,950 Common Shares of which options to purchase 23,100 shares have been exercised. The remaining options expired in September, 1996. In September, 1987, Schult granted options to 21 employees to purchase 27,008 Common Shares of which options to purchase 13,809 have been exercised as of the date hereof. Such options are exercisable at a price of $2.50 per Common Share until the end of September, 1997.

     EMPLOYEE SHARE PURCHASE PLAN. The Board of Directors approved an Employee Share Purchase Plan effective on March 3, 1990. Under the Plan, employees are permitted to purchase authorized and unissued Common Shares of Schult, at fair market value, from time to time. No federal income tax consequences arising from the purchase. Purchases can be made only by payroll deductions, and the aggregate number of Common Shares available for this purpose is 120,000 for the 10 years ending October 31, 1999. As of June 28, 1997, 11,332 Common Shares had been purchased pursuant to this plan.

     1995 SHARE INCENTIVE PLAN. The 1995 Share Incentive Plan was approved by the shareholders on October 19, 1995. Options to purchase 96,000 Common Shares were granted on that date pursuant to that Plan, half of which are eligible for exercise on and after October 18, 1996, and the balance on and after October 18, 1997. 4,800 options were terminated. The option price is the fair market value on the date the options are granted. The recipient recognizes income for federal income tax purposes on the date of exercise, and the Company has an equal deduction, in an amount equal to the difference between the exercise price and the fair market value on the date of execution.

     An additional 45,600 options were granted under the 1995 Share Incentive Plan by the shareholders on October 24, 1996. There are 218,400 Common Shares available for additional options under the Plan.

     The plan is intended to permit employees to purchase unissued Common Shares so as to minimize any effect on the trading of Common Shares already publicly held.


                               EXECUTIVE OFFICERS

     The Executive Officers of Schult Homes Corporation are Walter E. Wells, President and Chief Executive Officer, Francis M. Kennard, Senior Vice-President, Product Group; John P. Guequierre, President, Manufactured Housing; Ervin L. Bontrager, Executive Vice-President, Manufactured Housing; and William S. Reasor, President, Modular Housing. Information with regard to the ages and principal business experience of Messrs. Wells, Kennard and Guequierre is presented above. William S. Reasor, 57, President, Modular Housing, joined Schult in May, 1992, as Vice-President, Crest Marketing. He assumed his current position in 1995. Prior to joining Schult, he was President of Terraquest, Inc., from

February to October, 1991; President of Chair World, Inc. from January to October, 1990; and President of Textone Corporation from 1988 to November, 1989.




                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Schult's directors, executive officers, and persons who own more than 10 percent of a registered class of Schult's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of Schult. Officers, directors, and greater than 10-percent shareholders, are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis during the fiscal year ended June 28, 1997; except that Donald R. Pletcher, a Director, filed a Form 3 on May 20, 1997, disclosing the purchase of 1,000 common shares on April 25, 1997, 25 days prior to the filing.


                      APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP will continue to serve Schult as independent auditors for the fiscal year ending June 27, 1998. The firm of KPMG Peat Marwick LLP has served as independent auditors for Schult since 1984. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements and respond to appropriate questions.


                                 ANNUAL REPORT

     Schult's Annual Report, containing audited financial statements for the fiscal years ended June 28, 1997, June 29, 1996, and July 1, 1995, accompanies or has preceded the mailing of this Proxy Statement. UPON YOUR WRITTEN REQUEST, SCHULT WILL SEND YOU, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 28, 1997, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH SCHULT IS FILING WITH THE SECURITIES AND EXCHANGE COMMISSION. SCHULT'S ANNUAL REPORT ON FORM 10-K IS INCORPORATED HEREIN BY REFERENCE. THE WRITTEN REQUEST MUST BE DIRECTED TO THE ATTENTION OF FREDERICK GREENAWALT, VICE PRESIDENT, FINANCE OF SCHULT, P. O. BOX 550, ELKHART, INDIANA 46515.

                          PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at Schult's 1998 Annual Meeting of Shareholders must be directed to the attention of the Secretary of Schult, at the address of Schult set forth on the first page of this Proxy Statement, before May 31, 1998, if they are to be considered for inclusion in the proxy statement and form of proxy used in connection with the meeting, in accordance with the rules and regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                        By Order of the Board of Directors

                                        SCHULT HOMES CORPORATION



                                        Kennard R. Weaver
                                        Secretary


Middlebury, Indiana
September 26, 1997

                        SCHULT HOMES CORPORATION PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby designates Walter E. Wells or Kennard R. Weaver, or either of them, to act as proxy for the purpose of voting the common shares of Schult Homes Corporation held of record by the undersigned on September 23, 1997, at the annual meeting of the Corporation on October 23, 1997, and any adjournment thereof, as directed herein, or in the absence of direction and as to any other matters which may come before the meeting, in the discretion of said proxies as follows:


        FOR THE ELECTION OF DIRECTORS                                   FOR    AGAINST    ABSTAIN
                (AS A GROUP)
     Walter E. Wells     Robert J. Deputy    Todd Goodwin               [ ]       [ ]       [ ]
     Ervin L. Bontrager  John P. Guequierre  Donald R. Pletcher
     Francis Kennard





YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) BY LINING THROUGH OR OTHERWISE STRIKING THE NAME(S)OF SUCH NOMINEE(S).



                                        Dated:                     , 1997
                                               --------------------

--------------------------------                -------------------------------
     (Name of Shareholder)                              (Name of Shareholder)